SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

EXHIBIT 99.2

Item 8.01 Other Events.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the Commission on November 22, 2004, the Company was served with a complaint filed by MedCath Incorporated (“MedCath”) on or about November 15, 2004 in the North Carolina Superior Court, County of Mecklenburg, which alleges that the Company had committed a material breach of the Master Software License and Services Agreement, dated November 20, 2002, by and between QuadraMed Affinity and MedCath, and all other incorporated agreements (collectively, the “Contract”).

On December 9, 2004, the Company filed a motion to dismiss the MedCath complaint on the grounds that the complaint fails to state a claim upon which relief can be granted. The Company also filed a counterclaim against MedCath seeking no less than $1.14 million in damages for MedCath’s breach of the Contract by failing to pay licensing fees due to the Company. A copy of the Company’s motion to dismiss and counterclaim are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

Exhibit 99.1	QuadraMed Corporation’s Motion to Dismiss, filed December 9, 2004 in the North Carolina Superior Court, County of Mecklenburg.

Exhibit 99.2	QuadraMed Corporation’s Counterclaim against MedCath Incorporated, filed December 9, 2004 in the North Carolina Superior Court, County of Mecklenburg.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 9, 2004

QuadraMed Corporation

/s/ John C. Wright
John C. Wright
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	QuadraMed Corporation’s Motion to Dismiss, filed December 9, 2004 in the North Carolina Superior Court, County of Mecklenburg.

99.2	QuadraMed Corporation’s Counterclaim against MedCath Incorporated, filed December 9, 2004 in the North Carolina Superior Court, County of Mecklenburg.